UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2015

Getty Realty Corp.

(Exact name of registrant as specified in charter)

Maryland	001-13777	11-3412575
(State of Organization)	(Commission File Number)	(IRS Employer Identification No.)

Two Jericho Plaza, Suite 110 Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (516) 478-5400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events.

On April 27, 2015, Getty Realty Corp. issued a press release announcing the receipt of two payments from the Getty Petroleum Marketing Inc. Trust (the “Marketing Estate”) totaling approximately $7.4 million.

A copy of the press release is attached hereto as Exhibit 99.1, and the information disclosed in the press release is incorporated herein by reference.

Certain statements in this Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When the words “believes,” “intends,” “expects,” “plans,” “projects,” “estimates” and similar expressions are used, they identify forward-looking statements. An example of such forward looking statements is the Company’s statements regarding its expectation to receive additional distributions from the Marketing Estate. These forward-looking statements are based on management’s current beliefs and assumptions and information currently available to management and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Information concerning factors that could cause the Company’s actual results to differ materially from these forward-looking statements can be found in our periodic reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release revisions to these forward-looking statements to reflect future events or circumstances or reflect the occurrence of unanticipated events.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated April 27, 2015, issued by Getty Realty Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY REALTY CORP.

Date: April 27, 2015	By:	/s/ Christopher J. Constant
Christopher J. Constant
Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit	Description

Exhibit 99.1	Press release dated April 27, 2015, issued by Getty Realty Corp.